                                                                   EXHIBIT 10.16

                                 PROMISSORY NOTE


$12,997,444                                                        April 1, 1997
                                                             Anaheim, California


         FOR VALUE RECEIVED, ATL Products, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Odetics, Inc., a Delaware corporation (the "Lender"), at Anaheim, California, or at such other place as the holder of this Note may from time to time designate in writing, the principal amount of $12,997,444.00 dollars, with interest on the principal amount from the date of disbursement of the principal amount at the rate per annum set forth in this Note, to be paid as set forth in this Note.

         The principal amount of this Note shall bear interest at the rate per annum equal to Lender's cost of borrowing from the lesser of either of Lender's primary banks, or Lender's principal bank, as the case may be during the term of the Note, but shall not exceed the maximum rate of interest permitted by applicable law.

         The Borrower shall pay the principal amount of this Note and interest in sixteen (16) equal quarterly installments at the end of each calendar quarter commencing June 30, 1997 and continuing until all principal and interest have been fully paid. Each payment of principal shall be accompanied by a payment equal to all interest accrued on the outstanding principal amount of the Note.

         The Borrower shall have the right to prepay the principal sum of this Note, or any part thereof or interest thereon, at any time without penalty or prepayment charge.

         Both principal and interest shall be paid by Borrower in lawful money of the United States of America in cash or in the form of a cashier's or certified check.

         If the Borrower shall default in the timely making of any payment of principal and/or interest due hereunder and if the same remains unpaid for fifteen (15) days following receipt by Borrower of written notice of such default the Lender may declare the entire remaining indebtedness owing hereunder, including any accrued interest, to become immediately due and payable.

         Notwithstanding anything to the contrary in this Note, the total liability of the Borrower for payments in the nature of interest shall not exceed the limits applicable to this Note, if any, imposed by the usury laws, if any, of the United States of America or the State of California. If any payment in the nature of interest made by the Borrower or received by the holder of this
Note is determined to be in excess of any limit applicable to this Note imposed by such usury laws, then the amount of such excess shall constitute and be considered a payment of principal, not interest, and such amount shall be applied to reduce the principal sum so that the total liability of the Borrower for payments in the nature of interest does not exceed the applicable limits, if any, imposed by such usury laws. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Borrower by Lender.

         No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Borrower and the Lender thereof.

         Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

         All notices to be given under this Note shall be deemed served upon receipt by the addressee or, if mailed, upon the expiration of seventy-two (72) hours after deposit in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Borrower or Lender as hereinafter set forth:

         Borrower's Address:                 2801 Kelvin Avenue
                                             Irvine, California 92715
                                             Attention:  Chief Executive Officer

         Lender's Address:                   1515 South Manchester Avenue
                                             Anaheim, California 92802-2907
                                             Attention:  Chief Executive Officer

         This Note may from time to time be extended or renewed, with or without notice to Borrower or any guarantor hereon and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Borrower or any guarantor hereon.

         There are no oral agreements between the Lender and the Borrower relating to this Note. If any provision of this Note is held to be invalid or unenforceable, it shall not affect the validity and enforceability of the other provisions of this Note. This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first hereinabove written.


                                               ATL Products, Inc.


                                               By:  /s/ Kevin C. Daly
                                                    ---------------------------
                                                    Kevin C. Daly, Ph.D.
                                                    Chief Executive Officer


                                       - 3 -